Exhibit 10.10

Directors Loan

THIS INDENTURE made (in duplicate) BETWEEN:

Dale Tingley of #5 Casa Rio Lane, in the City of Saskatoon in the Province of Saskatchewan,
(hereinafter referred to as the lender)

And

Intercash POS Systems Ltd. of Suite N, 7003-5th Street S.E. in the City of Calgary in the
Province of Alberta, (hereinafter referred to as the Borrower)

In consideration of money loaned or to be loaned by the Lender to the Borrower,
In the amount of Forty Six Thousand Three Hundred and Eighty Four dollars, and Ninety One
Cents ($46,384.91) dollars, the Borrower assigns to the Lender the following Chattels and proceeds there from and accessions thereto (hereinafter referred to as the property)

Description of chattels:

Those assets of the Borrower not now or in the future encumbered under bank loan agreements.

The Borrower covenants with the Lender as follows:

1.

The Borrower will pay to the Lender all future indebtedness, interest and liabilities now or hereafter owed by the Borrower to the Lender.

2.

That the Borrower is the sole owner of the property and there are no liens, mortgages charges or other encumbrances thereon.

3.

That the Borrower will insure and keep the property insured for its full insurable value against loss by fire, theft and vandalism.

4.

That if the Borrower fails to pay any indebtedness, interest or liability owed the Lender when due or fails to perform any other obligation of the Borrower to the Lender or institutes, or does anything which permits to be instituted any proceedings leading to the Borrower becoming bankrupt, or insolvent then all the moneys secured hereby shall, at the option of the Lender become due and payable.

TERMS OF THE LOAN:

1.

The Lender has loaned or is lending Forty six Thousand, Three Hundred and Eighty Four dollars and Ninety One cents ($46,384.91) to the Borrower at an agreed upon interest rate of 12% per annum.  The principal and interest shall be paid to the Lender by the Borrower
m monthly beginning March 31, 2003.  The payments shall be a minimum of Four
Thousand, One Hundred and Twenty One dollars and Twenty Three cents ($4,121.23)
per month.  The Borrower retains the right to increase the monthly payments and to pay the entire loan and interest earlier than March 1, 2004.  In the event of increased monthly payments or accelerated repayment of the entire loan, the total interest paid shall be 12%
of the original amount of the loan.

2.

The loan is to be considered a term loan and shall be repaid in full to the Lender on or before March 1, 2004 or such other date as the parties hereto may mutually agree.

All grants, warrants, agreements, rights, powers, privileges and liabilities contained in this indenture shall ensure to the benefit of and be binding upon the executors, administrators, successors and assigns of the parties hereto respectively,

This Loan was executed on the 24th. day of February, 2003.

IN WITNESS whereof the parties hereto have affixed their respective signatures.

/s/ Dale Tingley

/s/ Harold F. Schultz, President

Dale Tingley

Intercash POS Systems Ltd.